Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form F-3 No. 333-216826, as amended) of DryShips Inc.; and
2)	Registration Statement (Form F-3 No. 333-202821, as amended) of DryShips Inc.
of our reports dated April 4, 2018, with respect to the consolidated financial statements of DryShips Inc., and the effectiveness of internal control over financial reporting of DryShips Inc. included in this Annual Report (Form 20-F) of DryShips Inc. for the year ended December 31, 2017.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
April 4, 2018